Exhibit 99.1

Coupa Completes Acquisition of Contract Lifecycle Management Leader Exari

SAN MATEO, Calif., May 7, 2019 – Coupa Software (NASDAQ: COUP), a leader in business spend management (BSM), announced today that it has completed the acquisition of Exari, a leading provider of contract lifecycle management (CLM). The acquisition extends the Coupa Contract Management solution with advanced CLM capabilities including functionality for contract creation, collaboration, and discovery; enabling companies to comprehensively manage the entire contract lifecycle, and operationalize their contracts against spend transactions.

“Unifying Exari’s advanced CLM capabilities with the more than $1 trillion of rapidly growing transactional spend in the Coupa BSM Platform will enable us to deliver even more value to our customers across all aspects of business spend management,” said Rob Bernshteyn, chairman and chief executive officer at Coupa. “I am pleased to officially welcome the Exari team to Coupa where together, we will empower companies around the globe to be successful across their enterprise-wide contract management initiatives.”

The acquisition further solidifies Coupa’s vision of enabling businesses to manage all of their business spend comprehensively on the Coupa BSM Platform. Exari’s advanced CLM capabilities will be unified with the Coupa BSM Platform so that businesses can manage the entire contract lifecycle – from contract request, creation, and approval to negotiation, signature capture, and optimization with compliance built in throughout the process – across all aspects of business spend.

“We are excited to join Coupa and make our advanced CLM solution a core part of any organization’s overall business spend management strategy,” said Bill Hewitt, chief executive officer at Exari. “Our visions are aligned and we look forward to joining our new Coupa colleagues and their vibrant company culture focused on measurable results for all customers.”

“Contracts are not just the heart of business-to-business commerce, but also the brains; yet, most contracts are just ‘dumb’ documents. Making contracts intelligent requires much more than a traditional contract management solution. Exari’s advanced capabilities deliver contract intelligence and a unique knowledge model that translates legalese into the language of business in terms of spending commitments, complex cost/service elements, and business risks,” said Pierre Mitchell, managing director at Spend Matters and Azul Partners. “For this reason, Coupa’s acquisition of Exari is a master-stroke acquisition that gives Coupa a powerful intelligent solution to help solve enterprise-wide commercial business challenges rather than just contract document management challenges.”

To learn more about the Coupa BSM Platform, which empowers the world’s most successful organizations with the visibility and control they need to manage all their spend in one place, visit https://www.coupa.com/.

About Coupa

Coupa Software is a leading provider of BSM solutions. We offer a comprehensive, cloud-based BSM platform that has connected hundreds of organizations with more than four million suppliers globally. Our platform provides greater visibility into and control over how companies spend money. Using our platform, businesses are able to achieve real, measurable value and savings that drive their profitability. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

About Exari

Exari delivers a comprehensive Enterprise Contract Lifecycle Management platform, used every day by market-leading companies to understand all aspects of their contract ecosystem worldwide. With Exari, customers can reduce contract risk and improve operating efficiency with 100% Contract Certainty™. Learn more at www.Exari.com.

Forward-Looking Statements

This release includes forward-looking statements. All statements other than statements of historical facts, including the proposed benefits of the acquisition to us, our customers and our market position, and statements regarding the capabilities of Coupa and Exari following the acquisition, are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including difficulties encountered in integrating merged businesses, including employee, customer, supplier and product difficulties; costs related to the transaction; general market and business conditions; unanticipated impact of accounting for the transaction; and difficulties with the realization of the benefits of the acquisition. These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s annual report on Form 10-K filed with the SEC on March 27, 2019, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Coupa makes with the SEC from time to time.

The forward-looking statements in this release reflect Coupa’s expectations as of the date hereof. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

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